Exhibit 10.1

AMENDMENT NO. 1

TO

KITE REALTY GROUP TRUST

2004 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO KITE REALTY GROUP TRUST 2004 EQUITY INCENTIVE PLAN (this “Amendment”) is entered into by Kite Realty Group Trust (the “Company”), effective for all purposes as of March 7, 2008.

WHEREAS, the Company has previously established its 2004 Equity Incentive Plan (the “Plan”) pursuant to which Grantees may receive Awards (as those terms are defined in the Plan) from time to time; and

WHEREAS, on March 7, 2008 the Board of Trustees of the Company approved a proposed amendment to the Plan as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the Company agrees as follows:

1.           Section 3.3 of the Plan is hereby amended by deleting the last paragraph thereof and replacing it with the following:

“Notwithstanding the foregoing, the Board shall not have the authority, without shareholder approval, (A) to accept the surrender of outstanding Options when the Fair Market Value of a Share is less than the exercise price and grant new Options or other Awards in substitution for them, or (B) to reduce the exercise price of any outstanding Option; provided, that appropriate adjustments may be made to outstanding Options pursuant to Section 16.”

2.	All other terms of the Plan shall remain in full force and effect.

* * * * *

To record adoption of this Amendment by the Board as of March 7, 2008, the Company has caused its authorized officer to execute this Amendment.

KITE REALTY GROUP TRUST

By:	/s/ Daniel R. Sink

Name:	Daniel R. Sink
Title	Executive Vice President & Chief Financial Officer